     As filed with the Securities and Exchange Commission on August 17, 1998
                                               Registration No. 333-___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------


                             Aspec Technology, INC.

             (Exact name of registrant as specified in its charter)


            Delaware                                   77-0298386
            --------                                   ----------
     (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization)               Identification Number)


                             830 East Arques Avenue
                           Sunnyvale, California 94086
                                 (408) 774-2199
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              -------------------

                             1996 STOCK OPTION PLAN
                            1997 DIRECTOR OPTION PLAN
                        1997EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plans)

                               -------------------

                                Mitchell D. Bohn
                             Chief Financial Officer
                             Aspec Technology, Inc.
                             830 East Arques Avenue
                           Sunnyvale, California 94086
                                 (408) 774-2199
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              -------------------

                                    Copy to:

                           J. Robert Suffoletta, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304

================================================================================

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                             Proposed              Proposed
                                                                             Maximum               Maximum
                                                        Amount               Offering             Aggregate            Amount of
              Title of Securities                       to be                 Price                Offering           Registration
                to be Registered                      Registered            Per Share               Price                 Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock (par value $0.001 per share) to
be issued upon exercise of options granted            4,178,840             $     8.69(1)           $36,377,425.00      $10,731.34
under the 1996 Stock Option Plan                        242,730             $    5.375(2)           $ 1,304,673.75      $   384.88
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock (par value $0.001 per share) to
be issued upon exercise of options granted               25,000             $     8.50(1)           $   212,500.00      $    62.69
under the 1997 Director Option Plan                     225,000             $    5.375(2)           $ 1,209,375.00      $   356.77
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock (par value $0.001 per share) to
be issued pursuant to the 1997 Employee Stock
Purchase Plan                                           500,000             $  4.56875(3)           $ 2,284,375.00      $   673.89
-----------------------------------------------------------------------------------------------------------------------------------
         Total                                                                                      $41,388,348.75      $12,209.57
===================================================================================================================================

(1) Estimated in accordance with Rule-457(h) solely for the purpose of calculating the registration fee, based on the weighted average price of the outstanding options as of August 13, 1998.

(2) Estimated in accordance with Rule-457(h) solely for the purpose of calculating the registration fee, based on the average price of the high and low prices as reported by The Nasdaq Stock Market on August 13, 1998.

(3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, based on 85% of the average price of the high and low price as reported by The Nasdaq Stock Market on August 13, 1998.

                             Aspec Technology, Inc.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

Item 3.   Incorporation of Documents by Reference.


          There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

              1. The Company's Registration Statement on Form S-1 (File No. 333-22913) as amended (the "Registration Statement"), filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the Company's initial public offering of its Common Stock.

              2. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

              3.      The Company's Current Report on Form 8-K filed pursuant to
                      Section 12 of the Exchange Act.

              4. The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 000-22565) pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which de-registers all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4.       Description of Securities.

              Not applicable.

Item 5.       Interests of Named Experts and Counsel.

              The validity of the issuance of shares of Common Stock offered hereby will be passed upon for the Registrant by Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR"), Palo Alto, California. Certain members of WSGR, or investment partnerships of which such persons are partners, beneficially own an aggregate of 176,046 shares of the Registrant's Common Stock.

Item 6.  Indemnification of Directors and Officers.

              Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article 7 of the Company's Restated Certificate of Incorporation and Article 6.1 of the Bylaws of the Company provide for indemnification of certain agents to the maximum extent permitted by the Delaware General Corporation Law. Persons covered by these indemnification provisions include current and former directors, officers, employees and other agents of the Company, as well as persons who serve at the request of the Company as directors, officers, employees or agents of another enterprise. In addition, the

Company has entered into agreements with its officers and directors which require the Company to indemnify its officers and directors to the maximum extent permitted under Delaware law.


Item 7.  Exemption from Registration Claimed.

              Not applicable.


Item 8.  Exhibits.

Exhibit
Number
------

  5.1      Opinion of Wilson Sonsini Goodrich & Rosati

10.1*      1996 Stock Option Plan and form of Stock Option Agreement

10.2*      1997 Director Option Plan and form of Stock Option Agreement

10.3*      1997 Employee Stock Purchase Plan and form of Subscription Agreement

23.1       Consent of Deloitte & Touche LLP

23.2       Consent of Wilson Sonsini Goodrich & Rosati (included in Exhibit 5.1)

24.1       Power of Attorney (see page II-4)
-----------------------
* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-22913) which was declared effective by the Commission on April 27, 1998.


Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Sunnyvale, State of California, on August 14, 1998.

                                 ASPEC TECHNOLOGY, INC.

                                 By: /s/ Conrad J. Dell'Oca
                                     ----------------------------------
                                     Conrad J. Dell'Oca
                                     President and Chief Executive Officer


                                POWER OF ATTORNEY

              KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Conrad J. Dell'Oca and Mitchell D. Bohn, with each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

              Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on August 14, 1998 by the following persons in the capacities indicated:



                        Signature                                                      Title
                       -----------                                                    ------
                                                                  Director, President and Chief Executive Officer
/s/   Conrad J. Dell'Oca                                                   (Principal Executive Officer)
-------------------------------------------------
Conrad J. Dell'Oca
                                                                       Director, Chief Financial Officer and
/s/   Mitchell D. Bohn                                                        Chief Operating Officer
-------------------------------------------------                  (Principal Financial and Accounting Officer)
Mitchell D. Bohn

/s/   Jai P. Shin                                                                    Director
-------------------------------------------------
Jai P. Shin

/s/   Y.S. Fu                                                                        Director
-------------------------------------------------
Y.S. Fu

/s/   Cheng Ming Lee                                                                 Director
-------------------------------------------------
Cheng Ming Lee

/s/   Walter Kortschak                                                               Director
-------------------------------------------------
Walter Kortschak

/s/   Jeffrey D. Saper                                                               Director
-------------------------------------------------
Jeffrey D. Saper


                                INDEX TO EXHIBITS


Exhibit
Number       Description
-------      ------------
   5.1     Opinion of Wilson Sonsini Goodrich & Rosati

  10.1*    1996 Stock Option Plan and form of Stock Option Agreement

  10.2*    1997 Director Option Plan and form of Stock Option Agreement

  10.3*    1997 Employee Stock Purchase Plan and form of Subscription Agreement

  23.1     Consent of Deloitte & Touche LLP

  23.2     Consent of Wilson Sonsini Goodrich & Rosati (included in Exhibit 5.1)

  24.1     Power of Attorney (see page II-4)
------------------------------
* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-22913) which was declared effective by the Commission on April 27, 1998.